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Exhibit 5.1

May 10, 2006

The Stanley Works
1000 Stanley Drive
New Britain, Connecticut 06053

The Stanley Works Capital Trust I
c/o The Stanley Works
1000 Stanley Drive
New Britain, Connecticut 06053

  RE:
  Registration Statement on Form S-4

Ladies and Gentlemen:

        I am the Assistant General Counsel of The Stanley Works, a Connecticut corporation (the "Company"). I refer to the Registration Statement on Form S-4, as amended through the date hereof, originally filed by the Company and by The Stanley Works Capital Trust I, a Delaware statutory trust (the "Trust"), with the Securities and Exchange Commission (the "Commission") on April 5, 2006, in connection with the public offering of the Trust's $450,000,000 aggregate liquidation amount of its 5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities (the "Exchange Preferred Securities") and related offering by the Company of $450,000,000 aggregate principal amount of its 5.902% Fixed Rate/Floating Rate Junior Subordinated Debt Securities due 2045 (the "Exchange Notes") and the Company's guarantee of the Trust's obligations under the Exchange Preferred Securities (the "Exchange Guarantee" and together with the Exchange Preferred Securities and the Exchange Notes, the "Exchange Securities"). The Exchange Securities are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount, or liquidation amount, as applicable, of the Trust's 5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities (the "Original Preferred Securities"), the Company's 5.902% Fixed Rate/Floating Rate Junior Subordinated Debt Securities due 2045 (the "Original Notes") and the related guarantee by the Company of the Trust's obligation under the Original Preferred Securities (the "Original Guarantee" and together with the Original Preferred Securities and the Original Notes, the "Original Securities") which were issued on November 22, 2005. The Exchange Preferred Securities are to be issued pursuant to the amended and restated declaration of trust dated November 22, 2005 (the "Declaration") among the Company, as sponsor, the Trust, HSBC Bank, U.S.A., National Association, as Delaware trustee and property trustee (the "Institutional Trustee"), and the administrative trustees named therein, the Exchange Notes are to be issued under the indenture (the "Indenture") dated November 22, 2005 between the Company and HSBC Bank USA, National Association, as trustee (the "Indenture Trustee") and the Exchange Guarantee is made pursuant to the Preferred Securities Guarantee Agreement (the "Guarantee Agreement") between the Company and HSBC Bank, U.S.A., National Association as trustee (the "Guarantee Trustee"), and as contemplated by the Registration Rights Agreement, dated as of November 22, 2005 (the "Registration Rights Agreement").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

  1.
  the Registration Statement (the "Registration Statement") on Form S-4 relating to the Exchange Securities originally filed with the Commission on April 5, 2006, as amended by Amendment No. 1 thereto to be filed with the Commission on the date hereof;

  2.
  the Restated Certificate of Incorporation of the Company, as amended to date (the "Certificate of Incorporation");

  3.
  the By-Laws of the Company, as currently in effect (the "By-Laws");

  4.
  certified copies of certain resolutions of the Board of Directors of the Company relating to the issuance of the Exchange Securities and related matters;

  5.
  executed copies of the Registration Rights Agreement;

  6.
  an executed copy of the Indenture;

  7.
  an executed copy of the Declaration;

  8.
  an executed copy of the Guarantee Agreement;

  9.
  the form of the Exchange Preferred Securities;

  10.
  the form of Exchange Notes; and

  11.
  the form of Exchange Guarantee.

        I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Company and the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

        The Indenture and the Exchange Guarantee provide that they are governed by the laws of the State of New York and the Declaration provides that it is governed by the laws of the State of Delaware. To the extent that the opinion expressed herein relates to matters governed by the laws of the State of New York or the State of Delaware, I have relied, with their permission, as to all matters of New York law and Delaware law, on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated May 10, 2006, which is being filed herewith as Exhibit 5.2 to the Registration Statement, and my opinion is subject to the exceptions, qualifications and assumptions contained in such opinion.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

  1.
  with respect to the Exchange Preferred Securities, when such Exchange Preferred Securities (in the form examined by me) have been duly executed and authenticated in accordance with the terms of the Declaration and have been issued and delivered upon consummation of the Exchange Offer against receipt of Original Preferred Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (1) the Exchange Preferred Securities will be duly authorized and will be validly issued, fully paid and nonassesable, representing undivided beneficial interests in the assets of the Trust, and (2) the holders of the Exchange Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law. I bring to your attention, however, that the holders of the

    Exchange Preferred Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Exchange Preferred Securities and (ii) provide security and indemnity in connection with the requests of, or directions to, the Institutional Trustee to exercise its rights and powers under the Declaration.

  2.
  With respect to the Exchange Guarantee, when the Exchange Preferred Securities (in the form examined by me) have been duly executed and authenticated in accordance with the terms of the Declaration and have been issued and delivered upon consummation of the Exchange Offer against receipt of Original Preferred Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) rights to indemnity and contribution thereunder may be limited by applicable law or the public policy underlying such law.

  3.
  With respect to the Exchange Notes, when such Exchange Notes are duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

        In rendering the opinions set forth above, I have assumed that the execution and delivery by the Company and the Trust of the Declaration, the Indenture, the Guarantee Agreement and the Exchange Securities, the consummation by the Company and the Trust of the Exchange Offer and the performance by the Company and the Trust of their respective obligations under the Exchange Securities, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Trust or their respective properties are subject, except that I do not make this assumption with respect to those agreements and instruments which have been identified to me by the Company as being material to it and which are listed as exhibits in Part II of the Registration Statement.

        I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                      Very truly yours,
                      /s/ Kathryn P. Sherer

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May 10, 2006